AMENDMENT NO. 5

TO FIRST AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

Amendment No. 5 (this “Amendment”) dated as of November 29, 2007 to the First Amended and Restated Stockholders Agreement dated as of January 20, 1999 (such agreement, as previously amended, being referred to herein as the “Stockholders Agreement”) among Centennial Communications Corp. (the “Company”), the several persons named in Schedule I thereto (the “WCAS Purchasers”), the several persons named in Schedule II thereto (the “Blackstone Purchasers”), and Michael J. Small, as amended. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Stockholders Agreement.

WHEREAS, the parties to the Stockholders Agreement have determined that each of the Blackstone Purchasers (Blackstone CCC Capital Partners L.P., Blackstone CCC Offshore Capital Partners L.P. and Blackstone Family Investment Partnership III L.P. (collectively, the “Withdrawing Stockholders”), should no longer be parties to the Stockholders Agreement;

WHEREAS, the parties to the Stockholders Agreement desire to amend the Stockholders Agreement as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Section 1(a)(i) of the Stockholders Agreement is hereby amended and restated in its entirety to read in full as set forth below:

“(i)      the authorized number of directors on the Board of Directors of the Company (the "Board") to be established at eleven;”

2.         The parties to the Stockholders Agreement agree that, notwithstanding anything to the contrary in the Stockholders Agreement, effective on and as of the date of this Agreement, each of the Withdrawing Stockholders shall no longer be a party to, and shall have no rights and be entitled to no benefits under, nor have any obligations under, the Stockholders Agreement, except as provided in the next sentence. In consideration of the foregoing, the Company agrees with each of the Withdrawing Stockholders that, promptly after the delivery to the Company by such Withdrawing Stockholder of the certificates representing such Withdrawing Stockholder’s Common Stock, the Company shall take or cause to be taken such actions as may be necessary to cause such certificates to be reissued without any legend described in Section 10 of the Stockholders Agreement.

3.         This Amendment shall not constitute an amendment or modification of any provision of, or schedule to, the Stockholders Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions and schedules of the Stockholders Agreement are and shall remain in full force and effect.

4.         This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party’s executed counterpart of this Amendment shall be deemed to be an executed original thereof.

5.         This Amendment shall be governed by, enforceable under and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law.

IN WITNESS WHEREOF, the Company and the Stockholders listed below have each caused this Amendment to be duly executed as of the date first above written.

CENTENNIAL COMMUNICATIONS CORP.
By:	/s/ Tony L. Wolk
	Name:	Tony L. Wolk
	Title:	Senior Vice President,
General Counsel

WELSH, CARSON, ANDERSON & STOWE VII, L.P.
By:	WCAS VII Partners, L.P., General Partner
By:	/s/ Jonathan M. Rather
	Name:	Jonathan M. Rather
Title:

WELSH, CARSON, ANDERSON & STOWE VIII, L.P.
By:	WCAS VIII Associates, L.L.C., General Partner
By:	/s/ Jonathan M. Rather
	Name:	Jonathan M. Rather
Title:

WCAS CAPITAL PARTNERS III, L.P.
By:	WCAS CP III Associates, L.L.C., General Partner
By:	/s/ Jonathan M. Rather
	Name:	Jonathan M. Rather
Title:

WCAS INFORMATION PARTNERS, L.P.
By:	/s/ Jonathan M. Rather
	Name:	Jonathan M. Rather
Title:

Patrick J. Welsh

Russell L. Carson

Bruce K. Anderson

Kristin M. Anderson Trust

Mark S. Anderson Trust

Daniel B. Anderson Trust

Thomas E. McInerney

Robert A. Minicucci

Anthony J. de Nicola

Paul B. Queally

D. Scott Mackesy

Laura M. VanBuren

By:	/s/ Jonathan M. Rather
Jonathan M. Rather
As Attorney-in-fact

BLACKSTONE CCC CAPITAL PARTNERS L.P.
By:	Blackstone Management Associates III L.L.C., Its general partner
By:	/s/ Robert L. Friedman
	Name:	Robert L. Friedman
	Title:	Authorized Person

BLACKSTONE CCC OFFSHORE CAPITAL PARTNERS L.P.
By:	Blackstone Management Associates III L.L.C., Its general partner
By:	/s/ Robert L. Friedman
	Name:	Robert L. Friedman
	Title:	Authorized Person

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP III L.P.
By:	Blackstone Management Associates III L.L.C., Its general partner
By:	/s/ Robert L. Friedman
	Name:	Robert L. Friedman
	Title:	Authorized Person

/s/ Michael J. Small
Michael J. Small

5